UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[x]   Soliciting Material Pursuant to Section 240.14a-12

                           SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.)   Title of each class of securities to which transaction applies:
      2.)   Aggregate number of securities to which transaction applies:
      3.)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
      4.)   Proposed maximum aggregate value of transaction:
      5.)   Total fee paid:
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Information on Current and Recent Proxies

FUND REORGANIZATIONS (Bond, Core Mid Cap and Growth Index Funds)
On September 6, 2005, shareholders of the Bond, Core Mid Cap and Growth Index Funds approved proposals under which

      o     the Bond Fund will reorganize into the Government Securities Fund,
      o the Core Mid Cap Fund will reorganize into the Mid Cap Growth Fund and
      o     the Growth Index Fund will reorganize into the Flex Cap Opportunity
            Fund.

The Bond Fund, Core Mid Cap Fund and Growth Index Fund will close to new accounts and investments (other than reinvested dividends) on September 20, 2005 and reorganizations are expected to occur as of September 23, 2005.

                           FREQUENTLY ASKED QUESTIONS

Q.    How will the reorganizations affect me as a shareholder?
A. Bond Fund shareholders will become shareholders of the Government Securities Fund. Core Mid Cap Fund shareholders will become shareholders of the Mid Cap Growth Fund. Growth Index Fund shareholders will become shareholders of the Flex Cap Opportunity Fund (which will be renamed the Capital Opportunity Fund).

Q.    How will the reorganizations affect my account?
A. No change in the dollar value of any account is expected as a result of effecting the reorganizations at the transfer agent. Shareholders of the Bond Fund and Core Mid Cap Fund are expected to see a change in the number of shares owned and the net asset value per share as a result of the reorganization. Because the Growth Index Fund is the accounting survivor of the reorganization, Growth Index Fund shareholders are not expected to see a change in the number of shares they own or the net asset value per share as a result of the reorganization. Rather, the Flex Cap Opportunity Fund shareholders will see an adjustment in the number of shares they own to reflect the Growth Index Fund's net asset value per share.

Q.    What will I receive in exchange for my current shares?
A. An account will be created for you that will be credited with Government Securities Fund, Mid Cap Growth Fund or Capital Opportunity Fund shares, as applicable. No physical share certificates will be issued to you. All stock certificates for shares of the Bond Fund, Core Mid Cap Fund and Growth Index Fund should be returned and will be cancelled.

Q. Can I exchange or redeem my Bond Fund, Core Mid Cap Fund or Growth Index Fund shares before my Fund's reorganization takes place?
A. Yes. You may exchange your Fund shares for appropriate shares of another Sentinel Fund, or redeem your shares, at any time before a reorganization takes place, as set forth in your Fund's Prospectus. If you choose to do so, your request will be treated as a normal exchange or redemption of shares and may be a taxable transaction. In addition, you will be charged any applicable contingent deferred sales charge or redemption fee on your exchange or redemption.

Q. What will happen to my active Automatic Investment Plan or Systematic Withdrawal Plan?
A.    All accounts options, including Automatic Investment Plans, Systematic

Withdrawal Plans and Bank Instructions, will automatically be copied to your new account.

Q.    Will I be able to continue to use my Bond Fund checkbook?
A. Yes, the Bond Fund checkbook may be used for thirty (30) days after completion of the Bond Fund reorganization. During this thirty-day window, a replacement Government Securities Fund checkbook will be sent to you.

Q. Will I be able to count the holding period of my Core Mid Cap Fund or Growth Index Fund Class B or Class C or Bond Fund Class B shares toward any contingent deferred sales charge on the new shares I receive in a reorganization?
A. All Class B and Class C shares of the Mid Cap Growth Fund and Capital Opportunity Fund issued in the applicable reorganization will retain both the holding period and the contingent deferred sales charge schedule of the corresponding Class B or Class C shares of the Core Mid Cap Fund or Growth Index Fund, respectively. The Class A shares of the Government Securities Fund issued to Bond Fund Class B shareholders in its reorganization will not be subject to any contingent deferred sales charge.

NOVEMBER SPECIAL SHAREHOLDER MEETING (All Funds, except the Pennsylvania Tax-Free Fund) On August 24, 2005, the Board approved proposals under which
      o     Nominees would be elected to the Board,
      o     Certain advisory agreements would be amended,
      o     The Funds' Charter would be amended and restated and
      o The Funds' fundamental investment policies would be amended and restated.

The shareholder meeting at which these proposals will be considered is currently scheduled to be held in late November, 2005.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.

                           FREQUENTLY ASKED QUESTIONS

                           YOUR VOTE IS VERY IMPORTANT

Q.    What does it mean to be represented by proxy?
A. Being represented by proxy means that you have appointed someone else to act on your behalf as your proxy at the stockholders meeting. Your appointed proxy must vote each proposal according to the instructions you provided.

Q. On what am I being asked to vote at the upcoming special shareholder meeting on November 21, 2005?
A. You are being asked to (1) elect eleven Directors of Sentinel Group Funds, Inc., which constitutes the entire Sentinel Group Funds, Inc.'s Board of Directors ("Board"); (2) approve the amendment and restatement of the Charter of Sentinel Group Funds, Inc. and (3) approve your Fund's fundamental investment policies. In addition, shareholders of each of the Sentinel Common Stock, Sentinel High Yield Bond, Sentinel International Equity, Sentinel Mid Cap Growth and Sentinel Small Company Funds are being asked to approve an amendment to the advisory agreement between Sentinel Group Funds, Inc. and Sentinel Advisors Company.

Q.    Has the Board approved these Proposals?
A. The Board has approved each Proposal and recommends that you vote in favor of the applicable Proposals.

Q.    What is changing in my Fund's advisory agreement?
A. Under the proposed amendments, the Balanced, International Equity, Mid Cap Growth and Small Company Funds' assets would not be aggregated together when determining the breakpoint level for each Fund's advisory fee. In addition, each of the Common Stock, High Yield Bond, International Equity, Mid Cap Growth and Small Company Funds would be subject to a new advisory fee schedule. All other provisions of the advisory agreements are unaffected by the proposed amendments.

Q.    How will expenses be affected?
A. Pro forma total annual expenses reflect a decrease for each Class of the High Yield Bond Fund and an increase for each Class of each of the Common Stock, International Equity, Mid Cap Growth and Small Company Funds. Note, however, the new advisory fee schedules do provide the opportunity for a lower effective advisory fee at high asset levels than would be possible under the current advisory fee schedules.

Q.    Why is the Board proposing to amend and restate the Charter?
A. The Board is recommending updating the Charter generally to make it more consistent with the changes in Maryland statutes and regulations and the mutual fund industry since the Charter was first adopted and last amended and restated almost ten years ago.

Q. Why is the Board asking for approval of the Fund's fundamental investment policies?
A. The Board is recommending the deletion of the investment policy restricting the Funds from lending securities, which would allow the Funds to participate in a securities lending program, in addition to the clarification of which of the Funds' investment policies are fundamental and which are non-fundamental. The Board has also proposed that shareholders approve the removal of all investment policies from Sentinel Group Funds, Inc.'s Bylaws as part of an amendment and restatement of the Bylaws aimed at updating them in light of changes in the laws, regulations and industry since they were adopted and last amended.

Q.    What happens if shareholders do not approve a Proposal?
A. The eleven nominees with the most votes will be elected, therefore, we anticipate that all nominees will be elected. If any one of the Proposals relating to amending the advisory agreements is not approved, the advisory agreement will not be amended for that Fund and that Fund's current advisory fee schedule will remain in place. If the Proposal relating to amending and restating the Charter is not approved, the current Charter will remain in effect. Any Fund that does not approve its fundamental investment policies will continue to be subject to its current investment policies. However, certain investment policies may change if either the amended and restated Charter or the fundamental investment policies is approved as described in more detail in the proxy statement.

Q.    I don't own very many shares. Why should I bother to vote?
A. Your vote makes a difference. If numerous shareholders just like you fail to vote, we may not receive sufficient votes to hold the Meeting or approve the Proposals.

Q.    Who is entitled to vote?
A. Any person who owned shares of Sentinel Group Funds, Inc. on the record date, which was the close of business on the New York Stock Exchange on September 26, 2005, is entitled to vote on the applicable Proposals - even if that person later sells the shares. You may cast one vote for each dollar of net asset value per share you owned on the record date.

Q.    How can I vote?
A. Please refer to the proxy statement, when available, for information on authorizing a proxy and submitting voting instructions by telephone, Internet or mail. You may also vote by attending and submitting a ballot at the Meeting.

PLEASE NOTE THAT THIS IS NOT INTENDED TO BE A SOLICITATION FOR PROXY. THE SENTINEL FUNDS WILL FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). ALL SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSALS, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSALS AND THE INTERESTS OF THESE PERSONS IN THE PROPOSALS AND RELATED MATTERS. THE PROXY STATEMENT WILL BE MAILED TO RECORD DATE SHAREHOLDERS ONCE IT IS EFFECTIVE. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT, WHEN AVAILABLE, AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. IN ADDITION TO THE PROXY STATEMENT, THE SENTINEL FUNDS MAY FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY THE SENTINEL FUNDS AT THE SEC'S PUBLIC REFERENCE ROOMS AT 100 F STREET, N.E., WASHINGTON, D.C. 20549 AND AT THE SEC'S REGIONAL OFFICES IN NEW YORK AT 233 BROADWAY, NEW YORK, NEW YORK 10279 AND IN CHICAGO AT 175 WEST JACKSON BOULEVARD, SUITE 900, CHICAGO, ILLINOIS 60604.

PARTICIPANTS IN THE SOLICITATION. THE SENTINEL FUNDS DIRECTORS MAY BE SOLICITING PROXIES FROM THE SENTINEL FUND SHAREHOLDERS IN FAVOR OF THE PROPOSALS. ANY DIRECT OR INDIRECT INTEREST OF THE PARTICIPANTS IN THE SOLICITATION WILL BE DESCRIBED IN THE PROXY STATEMENT.